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                SECOND AMENDMENT TO BUSINESS LOAN AGREEMENT



THIS AGREEMENT, dated as of August 6, 1996, is entered into by and between CALIFORNIA AMPLIFIER, INC., a Delaware corporation ("Borrower") and CALIFORNIA UNITED BANK, N.A., a national banking association ("Lender").

RECITALS:


A. The Borrower and Lender are parties to a Business Loan Agreement, dated as of July 26, 1995, as amended dated as of March 11, 1996 (collectively the "Agreement").

B. Borrower and Lender have agreed to amend certain terms and conditions of the Agreement in certain respects.

C. Borrower and Lender are contemporaneously with this Agreement entering into a Promissory Note which may also amend certain terms of the Business Loan Agreement.

AGREEMENT:


Borrower and Lender agree as follows:

1. Each of the terms defined in the Agreement, unless defined herein, shall have the same meaning when used herein.

2. The Financial Covenants and Ratios (a) and (f) section of the Agreement is hereby amended in full to read as follows:

     (a) Effective Tangible Net Worth. (defined as net worth plus subordinated debt, less any intangible assets, and less any amounts due from shareholders, officers and affiliates of Borrower) not at any time less than $18,000,000.00.

     (f) Capital Expenditures. Borrower shall not, without the prior written consent of Lender, make any new investment in fixed assets in any fiscal year in excess of aggregate of $5,000,000.00

3. The subsection titled Change in Ownership of the Agreement is hereby deleted in full without substitution therefor.

4. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment and the Amendment shall be read together, as one document.

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5.   Borrower represents and warrants as follows:


     (a) Each of the representations and warranties contained in the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof;

     (b) The execution, delivery and performance of the Amendment and any note required hereunder are within the Borrower's powers, have been duly authorized by all necessary action, have received all necessary governmental approvals, if any, and do note contravene any law or any contractual restriction binding on Borrower; and

     (c) No event has occurred and is continuing or would result from this Amendment that constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

WITNESS the due execution hereof as of the date first above written.


CALIFORNIA AMPLIFIER, INC.



By:______________________________________
   Michael Ferron, Vice President/Finance


CALIFORNIA UNITED BANK, N.A.

By:______________________________________
   Karen Brown, Vice President




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